Exhibit 10.37
AMENDMENT NO. 1 TO
AMENDED AND RESTATED LICENSE AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT (the “Amendment”) is made and entered into effective as of December 19, 2009 (the “Amendment No. 1 Effective Date”), by and between ONCOGENEX TECHNOLOGIES INC., having offices at #400 — 1001 West Broadway, Vancouver, B.C. V6H 4B1 (“OncoGenex”), and ISIS PHARMACEUTICALS, INC., having principal offices at 1896 Rutherford Road, Carlsbad CA 92008-7208 (“Isis”). OncoGenex and Isis each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
WHEREAS, the Parties entered into an Amended and Restated License Agreement dated as of July 2, 2008 (the “Restated Agreement”) under which Isis granted to OncoGenex the unilateral rights to continue the development and commercialization of OGX-011, a second generation antisense inhibitor of Clusterin;
AND WHEREAS, the Parties now wish to amend certain provisions of the Restated Agreement, as provided herein.
NOW, THEREFORE, the Parties do hereby agree as follows:
ARTICLE 1
DEFINITIONS
Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms as set forth in the Restated Agreement.
ARTICLE 2
AMENDMENT OF RESTATED AGREEMENT
2.1 Amendment re Section 5.3.2. Section 5.3.2 of the Restated Agreement is hereby amended to read in its entirety as follows:
“5.3.2 To the extent that [***] OncoGenex under this Agreement collects safety and tolerability data or information specifically regarding a Product, OncoGenex will obtain from such sublicensee (a) the right to provide to Isis (whether through OncoGenex or its Affiliate, or directly from such sublicensee) the [***] described in [***], and (b) the right of Isis to [***] for the purposes described in [***]. Only sublicensees that actually provide such [***] and grant Isis the right to use such [***] as set forth herein, will have the right to access the results of any queries requested by OncoGenex. If and when Isis identifies safety, pharmacokinetic or other related issues that may be relevant to a Product [***] Isis will promptly inform OncoGenex of such issues, and if requested, provide the data and information supporting Isis’ conclusions regarding such issues. In addition, at OncoGenex’ or its sublicensee’s (provided that such sublicensee provides the data, information and rights described above in this Section 5.3.2) reasonable request and at no cost to OncoGenex or its sublicensee, Isis will [***] the Isis Database to provide OncoGenex or its sublicensee information regarding [***] or other related issues.”

*	Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

2.2 Amendment re Section 6.5. Cell (a) of the first column in the table set forth in Section 6.5 of the Restated Agreement is hereby amended to read in its entirety as follows:
“(a) Prior to the initiation [***] of a first Registration Clinical Trial for a Product”
2.3 Addition of Section 6.11. A new Section 6.11 is hereby added to the Restated Agreement as follows:
“If after the Amendment No. 1 Effective Date, OncoGenex is the subject of a change of control with a Third Party, where the surviving company immediately following such change of control has the right to develop and sell the Product, then (i) a milestone payment of $20,000,000 will be due and payable to Isis 21 days following the first commercial sale of the Product in the United States; and (ii) the royalty rate payable under Section 6.2.1 will thereafter be [***] payable under such Section; provided, any Non-Royalty Revenue payments made to Isis under Section 6.5 prior to the payment of the $20,000,000 milestone under this Section 6.11 will be creditable against such milestone payment. If (a) OncoGenex grants a sublicense under this Agreement and the corresponding royalty rate is established under Section 6.2.1, and (b) such sub-licensee later acquires OncoGenex in a change of control, then notwithstanding subsection (ii) of this Section 6.11, the royalty rate payable under Section 6.2.1 in connection with such sublicense immediately prior to such change of control will apply to the surviving company after such change of control.”
2.4 Amendment re Section 7.2.2(b). Section 7.2.2(b) of the Restated Agreement is hereby amended to read in its entirety as follows:
“(b) In addition, each Party will use reasonable efforts to notify (and provide as much advance notice as possible to) the other of any event materially related to Product (including any regulatory approval) of which the Party becomes aware so that the Parties may analyze the need to or desirability of publicly disclosing or reporting such event.”
2.5 Addition of Section 7.2.2(c). A new Section 7.2.2(c) is hereby added to the Restated Agreement as follows:
“(b) Notwithstanding the foregoing, upon Isis’ written request, OncoGenex or its sublicensees will include in press releases or oral public presentations that contain new material clinical data, regulatory approvals or other material information regarding a Product or this Agreement, a statement acknowledging the Parties’ joint discovery and initial development of OGX-011, substantially in the form as OncoGenex has used immediately prior to the Amendment #1 Effective Date, the fact that intellectual property related to antisense technology embodied in such Product was licensed from Isis, and Isis’ ticker symbol (e.g., Nasdaq: ISIS).”
2.6 Amendment re Section 8.3.1(a). The last sentence of Section 8.3.1(a) of the Restated Agreement is amended to state: “In any case, Isis may not settle, or otherwise consent to an adverse judgment in, any action or proceeding with respect to such infringement in a manner that diminishes the rights or interests of OncoGenex or OncoGenex’s sublicensee, without the prior written consent of both OncoGenex and OncoGenex’s sub-licensee, such consent not to be unreasonably withheld or delayed.”

2.7 Amendment re Section 9.3.1. Section 9.3.1 of the Restated Agreement is hereby amended to read in its entirety as follows: “Upon expiration of the Term of this Agreement in accordance with Section 9.1 and payment of all amounts owed pursuant to this Agreement, the licenses granted by Isis to OncoGenex under this Agreement will automatically become perpetual, irrevocable, fully-paid non-exclusive licenses.”
2.8 Amendment re Section 12.2.1. Section 12.2.1 of the Restated Agreement is hereby amended to read in its entirety as follows:
“12.2.1 Failure to Pay. If OncoGenex is in material breach of OncoGenex’ obligation to make a payment to Isis under Article 6, then Isis may deliver written notice of such breach to OncoGenex, with a required copy of such notice to OncoGenex’s sub-licensee. OncoGenex will have thirty (30) days following such notice to cure such breach (and provided further that OncoGenex’s sub-licensee may cure such breach by making payment to Isis of any amounts owed by OncoGenex, and Isis agrees to accept all such payments made by OncoGenex’s sub-licensee). If OncoGenex and its sub-licensee have received written notice of such a payment breach from Isis, and such breach is not cured within the 30 day period, Isis may declare an uncured material breach hereunder upon thirty (30) days advance written notice to OncoGenex and such notice will effectively terminate this Agreement upon expiration of such thirty (30) day period.”
2.9 Amendment re Section 12.2.2. Section 12.2.2 of the Restated Agreement is hereby amended to read in its entirety as follows:
“12.2.2 Discontinued Development.
(a) If OncoGenex materially breaches its diligence obligations under Section 4.4, then Isis shall have the right to give OncoGenex written notice of such breach describing such material breach in reasonably specific detail, and Isis must provide at the same time a copy of such notice to OncoGenex’s sub-licensee. OncoGenex, or its sub-licensee, shall have the right to cure such breach within ninety (90) days after receipt of written notice from Isis (or longer if such breach is not reasonably curable with such 90 days), and Isis agrees to accept any performance by such sub-licensee in seeking to cure the breach. In the event of a Discontinuance or if OncoGenex materially breaches its diligence obligations under Section 4.4 and such material breach is not cured by OncoGenex and/or its sub-licensee within ninety (90) days after receipt of written notice from Isis (as provided above), then in any such case, as Isis’ sole and exclusive remedy therefor, Isis will have the right to terminate the [***] under [***] upon thirty (30) days prior written notice to OncoGenex; provided that, if such breach is not reasonably curable within such 90 days, then as long as OncoGenex and/or its sub-licensee continues to take substantial steps toward curing such material breach until such breach is cured, Isis may not exercise its termination rights under this Section 12.2.2.

(b) Upon any such termination under subclause (a) above, OncoGenex will [***] Isis a [***], as the case may be, to the OncoGenex Product-Specific Technology, OncoGenex Patents, OncoGenex Technology and any Product-Specific Technology Patents assigned to OncoGenex under Section 4.2.1 (in the case of OncoGenex Patents and OncoGenex Technology that are the subject of one or more Third Party agreements, such license or sublicense shall be subject to all restrictions and obligations (including financial obligations) under such Third Party agreements) existing as of such date solely to develop, make, have made, use, sell, offer for sale, have sold and import Nonexclusive Clusterin ASOs (and any products containing such Nonexclusive Clusterin ASOs). For purposes of this Section 12.2.2, “Nonexclusive Clusterin ASOs” means ASOs that act predominantly by [***] Clusterin [***] or that are [***] to Clusterin [***], provided, however that the term “Nonexclusive Clusterin ASOs” expressly excludes: (a) OGX-011 and any other ASO that has the [***]; and (b) any other ASO that (i) acts to modulate [***] Clusterin and (ii) for which, at the time of such Discontinuance or uncured material breach, OncoGenex, its Affiliates or sublicensees have [***]. Within ninety (90) days following the effectiveness of any termination by Isis, pursuant to this Section 12.2.2, of the [***], OncoGenex shall provide Isis with a [***].
(c) OncoGenex covenants and agrees that any [***] granted by OncoGenex under the OncoGenex Product-Specific Technology, OncoGenex Patents, OncoGenex Technology and any Product-Specific Technology Patents assigned to OncoGenex under Section 4.2.1 will be expressly subject to the [***] that OncoGenex [***] Isis under subclause (b) above (if applicable) under such Patents under this Section 12.2.2, and such [***] by OncoGenex will automatically be limited by such [***] to Isis, [***] as above.”
2.10 Addition of Section 12.2.3. A new Section 12.2.3 is hereby added to the Restated Agreement as follows:
“12.2.3 Notwithstanding the foregoing, if Isis terminates the [***], and prior to such termination OncoGenex [***], then, provided [***], Isis shall [***].”
2.11 Amendment re Section 13.15. Section 13.15 of the Restated Agreement is hereby amended to add a new Section 13.15.7 that reads in its entirety as follows:
“13.15.7 All notices that may or are given by Isis under this Section 13.15 to OncoGenex shall [***]”

2.12 Amendment re Appendix A. The definition of “Discontinuance” in Appendix A of the Restated Agreement is hereby amended to read in its entirety as follows:
“‘Discontinuance’ means OncoGenex voluntarily elects to abandon [***] all development and commercialization of Products, as evidenced by a written communication from an authorized officer of OncoGenex to Isis.”
2.13 Amendment re Appendix A. The definition of “Revenue” in Appendix A of the Restated Agreement is hereby amended to read in its entirety as follows:
““Revenue” means all revenues, receipts, monies, and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession received OncoGenex relating to the sale, license or any other commercial transaction involving OGX-011 and/or the Product, with the exception of the following: (i) any consideration received for the reimbursement for research and development activities and (ii) any consideration received for the fair market portion of any sale of equity or quasi-equity securities including, without limitation, common shares and preferred shares.”
2.14 Based on the fact that OncoGenex has an obligation to disclose to Isis, under the Restated Agreement, certain confidential information that OncoGenex may receive from its sublicensees under the Restated Agreement, Isis agrees that, promptly after OncoGenex enters into such a sublicense agreement, Isis, OncoGenex and such sublicensee will enter into a mutual confidentiality agreement under which Isis will agree to protect the confidentiality of any such information disclosed by OncoGenex or OncoGenex’s sublicensee to Isis pursuant to the Restated Agreement or the sublicense agreement on terms that are consistent with the confidentiality provisions of the Restated Agreement.
ARTICLE 3
REPRESENTATIONS AND COVENANTS RELATING TO AMENDMENT OF RESTATED AGREEMENT
3.1 Representations and Covenants Regarding Improvements and Technology. Isis hereby represents and warrants to OncoGenex that: (a) Isis has assigned to OncoGenex all rights, title, and interests in and to the Product-Specific Technology and the Product-Specific Technology Patents existing as of the Amendment No.1 Effective Date; and (b) to Isis’ knowledge, Isis has transferred to OncoGenex all Information and technology required to be transferred under the first sentence of Section 4.2.2 of the Restated Agreement. Isis shall use reasonable efforts to determine whether any Information and technology required to be transferred under the first sentence of Section 4.2.2 has not been transferred to OncoGenex and, if so, shall promptly transfer such Information and technology to OncoGenex (such transfer to be at Isis’ expense if the [***] set forth in Section 4.2.2 has not yet been reached, and otherwise at OncoGenex’ expense).

3.2 Representations and Covenants Regarding Agreements. Isis hereby represents and warrants to OncoGenex that: (a) as of the Amendment No.1 Effective Date, Isis does not believe that OncoGenex is in breach of any of its obligations under the Restated Agreement; (b) the Restated Agreement is in good standing and in full force and effect; and (c) Isis’ agreements with [***] are all in good standing and in full force and effect. Isis shall use good faith efforts not to breach any of the terms of any such agreements.
ARTICLE 4
MISCELLANEOUS
4.1 Integration. This Amendment is deemed integrated into and made part of the Restated Agreement, and is governed by all applicable terms of the Restated Agreement. This Amendment modifies the applicable terms of the Restated Agreement solely as provided above. All other terms, obligations, and conditions of the Restated Agreement are and shall remain in full force and effect. To the extent this Amendment is in conflict with any terms of the Restated Agreement, this Amendment shall control.
4.2 This Amendment automatically terminates upon termination of the Restated Agreement.
4.3 This Amendment may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, which may be by facsimile signature, each of which when executed and delivered, by facsimile transmission or by mail delivery, will be an original and all of which will constitute but one and the same Amendment.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

OncoGenex Technologies Inc.		ISIS Pharmaceuticals, Inc.

Per:	/s/ Scott Cormack	Per:	/s/ B. Lynne Parshall

Scott D. Cormack,		B. Lynne Parshall
President & CEO		COO and CFO